                                                                   Exhibit 10.23

                       LETTER OF CREDIT FACILITY AGREEMENT

         This Letter of Credit Facility Agreement is dated as of this 30th day of August, 2001 by and between FIFTH THIRD BANK, an Ohio banking corporation ("Lender"), and ALLIANCE RESOURCE PARTNERS, L.P., a Delaware limited partnership ("Borrower").

                                    RECITALS

         A. Borrower has requested a $10,000,000 line of credit ("Loan") from Lender for the issuance from time to time of Letters of Credit (defined below).

         B. Subject to Borrower's compliance with all of the terms, conditions and covenants hereinafter set forth and predicated on Borrower's representations and warranties, each of which is material and is being relied upon by Lender, Lender agrees to issue from time to time Letters of Credit for the account of Borrower and for the benefit of Borrower and its subsidiaries in the amount and on the terms hereinafter set forth up to the total of the Letter of Credit Commitment.

                                    AGREEMENT

         For valuable consideration received and in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree to the following:

         1. Definitions. The following terms shall have the meanings given.

                  1.1. "Advance" means the disbursement by Lender under a Letter of Credit to the beneficiary thereof for the account of Borrower.

                  1.2. "Agreement" means this Letter of Credit Facility Agreement, as amended, amended and restated, modified or supplemented from time to time in accordance with the terms hereof.

                  1.3. "Alliance Resource GP, LLC" means Alliance Resource GP, LLC, a Delaware limited liability company.

                  1.4. "AROP" means Alliance Resource Operating Partners, L.P., a Delaware limited partnership.

                  1.5. "Borrower Authority Documents" means the following documents as to the Borrower and the General Partner: (i) Certificate of Good Standing, dated within five (5) Business Days of the Effective Date, issued by the State in which the Borrower was formed; (ii) Certificate of Good Standing, dated within five (5) Business Days of the Effective Date, issued by the State in which the General Partner was formed; and (iii) Certificate, dated the Effective Date, from the Secretary or Assistant Secretary of the General Partner, substantially in form and substance as set forth on Schedule "1.5" hereto, to which shall be attached (A) the Certificate of Limited Partnership of the Borrower and the Certificate of Formation of the General Partner, in each case certified by the Secretary of State of the State of Delaware as of a date that is within five (5) Business Days of the Effective Date, and (B) a copy of the fully executed limited partnership agreement of the Borrower and the limited liability company operating agreement of the General Partner, in each case together with all amendments thereto, if any.

                  1.6. "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Cincinnati, Ohio are authorized or required to close under the laws of the State of Ohio.

                  1.7. "Capital Stock" shall mean, with respect to any Person, any and all shares, units representing interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, including (a) with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, (b) with respect to limited liability companies, member interests, and (c) with respect to any Person, any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

                  1.8. "Cash Equivalents" means any of the following: (a) cash;
         (b) marketable securities of any issuer (including, without limitation, any corporation or governmental authority) and, if applicable, of any duration; (c) common and subordinated units issued by Borrower and beneficially owned by the Guarantor; and (d) any other item determined in accordance with GAAP to constitute cash or cash equivalents.

                  1.9. "Consolidated Subsidiary" means, with respect to any Person at any time for any period, any Subsidiary the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time.

                  1.10. "Consolidated EBITDA" means, with respect to the Borrower and its Consolidated Subsidiaries for any period, net income plus (i) interest expense, (ii) depreciation, obsolescence and amortization of property, (iii) capitalized lease expenses, (iv) the non-cash portion of advance royalties and any non-cash employee compensation expenses, and (v) tax expenses, all as determined in accordance with GAAP; provided, however, that net income shall exclude any net income or gain or loss during such period from (x) any change in accounting principles in accordance with GAAP, (y) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, and (z) any extraordinary or unusual items.

                  1.11. "Consolidated Funded Debt" means, with respect to the Borrower and its Consolidated Subsidiaries, long-term and short-term interest bearing obligations that would be required to be classified and accounted for as such in the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP.

                  1.12. "Cure Period" shall have the meaning set forth in
         Section 7 hereof.

                  1.13. "Debtor Relief Laws" shall mean the Bankruptcy Code of 1978 (Title 11 of the United States Code), as the same may be amended from time to time and any successor statute thereto (the "Federal Bankruptcy Code"), together with other applicable federal and state liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar laws affecting the rights and remedies of creditors generally, as in effect from time to time.

                  1.14. "Default" shall mean the occurrence of any of the events described in Section 6 hereof.

                  1.15. "Effective Date" shall have the meaning set forth in
         Section 3 hereof.

                  1.16. "Federal Bankruptcy Code" shall have the meaning set forth in the definition of Debtor Relief Laws contained herein.

                  1.17. "GAAP" means generally accepted accounting principles as in effect from time to time.

                  1.18. "General Partner" means Alliance Resource Management GP, LLC, a Delaware limited liability company.

                  1.19. "Governmental Requirements" means all laws, orders, decrees, ordinances, rules and regulations of any Governmental Authority.

                  1.20. "Guarantor" means Alliance Resource GP, LLC.

                  1.21. "Guarantor Authority Documents" means the following documents as to the Guarantor: (i) Certificate of Good Standing, dated within five (5) Business Days of the Effective Date, issued by the state in which the Guarantor was formed; and (ii) Certificate, dated the Effective Date, from the Secretary or Assistant Secretary of the Guarantor, substantially in form and content as set forth on Schedule "1.21" hereto, to which shall be attached a complete copy of the Certificate of Formation of the Guarantor, certified by the Secretary of State of the State of Delaware as of a date that is within five (5) Business Days of the Effective Date, and a copy of the Operating Agreement of the Guarantor, together with all amendments, if any.

                  1.22. "Guaranty Agreement" means the Guaranty, dated on or prior to the Effective Date, executed by the Guarantor, substantially in form and content as set forth on Schedule "1.22" hereto, as the same may be amended, amended and restated, modified or supplemented from time to time in accordance with the terms thereof.

                  1.23. "Letter of Credit" means any letter of credit issued pursuant to Section 2.1, for which, when issued, a Letter of Credit Fee shall be paid, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  1.24. "Letter of Credit Action" means the issuance, supplement, amendment, renewal, extension, modification or other action (other than an Advance) relating to a Letter of Credit.

                  1.25. "Letter of Credit Commitment" means the commitment of the Lender to issue Letters of Credit in an amount up to $10,000,000, as the same may be reduced in accordance with Sections 2.4 and 7.1(iii) hereof.

                  1.26. "Letter of Credit Fee" means, with respect to any Letter of Credit, a fee of .80% per annum (calculated on the basis of a 360-day year and the actual number of days elapsed) on the daily average of the maximum amount available to be drawn from time to time under such Letter of Credit issued or renewed after the date hereof, payable quarterly in arrears.

                  1.27. "Letter of Credit Issuance Fee" means a fee equal to that which is reasonable and customarily charged by Lender for issuing, reviewing and generally processing Letters of Credit.

                  1.28. "Letter of Credit Usage" means, as of any date of determination, the maximum amount available to be drawn under all outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit honored by Lender and not reimbursed to Lender by the Borrower.

                  1.29. "Leverage Ratio" means, as of any date of determination, the ratio of Consolidated Funded Debt to Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries, calculated for the four (4) consecutive fiscal quarters ending on the last day of the fiscal quarter most recently completed.

                  1.30. "Matured Default" means any Default provided that any requirement for the giving of notice, the lapse of time, or both (including the expiration of the Cure Period, if applicable), or any other condition has been satisfied.

                  1.31. "Opinion of Borrower's and Guarantor's Counsel" shall mean an opinion from Borrower's and Guarantor's counsel, dated the Effective Date and addressed to Lender, substantially in form and content as set forth on Schedule "1.31" hereto.

                  1.32. "Person" means any individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  1.33. "Prime Rate" shall have the meaning set forth in Section
         2.3 hereof.

                  1.34. "Subsidiary" means, with respect to any Person, any corporation limited liability company, partnership, joint venture, association, trust or other entity of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interests in the capital or profits of such partnership, limited liability, joint venture or association with ordinary voting power to elect a majority of the board of directors (or Person performing similar functions) of such partnership, limited liability company, joint venture or association, or (c) the beneficial interests in such trust or other entity with ordinary voting power to elect a majority of the board of trustees (or Persons performing similar functions) of such trust or other entity, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its Subsidiaries, or by one or more of such Person's Subsidiaries.

                  1.35. "Termination Date" shall mean the one-year anniversary of the Effective Date; provided, however, that the Termination Date shall be automatically extended for successive periods of one-year each without the requirement of notice or otherwise unless the Lender shall have given written notice to the Borrower at least sixty (60) days' prior to then applicable Termination Date that it has elected not to extend the term of this Agreement for a successive one-year period.

         2.       LETTERS OF CREDIT.

                  2.1. The Letter of Credit Commitment; Letter of Credit Fee. Subject to the terms and conditions hereof, at any time and from time to time from the Effective Date through the date that is three (3) Business Days prior to the Termination Date, the Lender shall take such Letter of Credit Actions as the Borrower may request; provided, however, that (i) the aggregate outstanding Letter of Credit Usage shall not exceed the Letter of Credit Commitment at any time, and (ii) each Letter of Credit Action shall be in a form reasonably acceptable to Lender and shall not violate any policies of Lender. Each Letter of Credit will be a nontransferable standby letter of credit to support payment and/or performance obligations of the Borrower or any of its Subsidiaries. No Letter of Credit shall expire more than 365 days after the date of issuance except that, at the request of

         Borrower, such Letter of Credit shall provide that it shall be automatically renewed for a one-year period unless the Lender, as issuer of such Letter of Credit, shall give at least 90 days' advance notice to the beneficiary thereof that such Letter of Credit shall not be automatically renewed. If any Letter of Credit shall remain outstanding after the Termination Date or other date upon which Lender's Letter of Credit Commitment expires pursuant to the terms hereof, the Borrower shall, not later than sixty (60) days thereafter with respect to all such then outstanding Letters of Credit, (i) deposit cash or Cash Equivalents in an amount equal to one hundred and two percent (102%) of the Letter of Credit Usage as of the date such deposit shall be required in a collateral account with the Lender (which account shall, with respect to all cash collateral, bear interest for the account of the Borrower or be invested in Cash Equivalents at the direction, and for the account, of the Borrower), or
         (ii) cause the then outstanding Letters of Credit to be replaced and terminated. In the case of each Letter of Credit issued hereunder, a Letter of Credit Issuance Fee shall be payable to the Lender on the issuance date thereof and the Letter of Credit Fee with respect thereto shall be payable quarterly, in arrears. Following the expiration of any quarterly period during which any Letter of Credit shall remain outstanding, the Lender shall deliver to the Borrower a statement showing the Letter of Credit Fee due for the quarterly period then ended, and the Borrower shall pay the Letter of Credit Fee then due not later than five (5) Business Days following receipt of such statement.

                  2.2. Requesting Letter of Credit Actions. The Borrower may irrevocably request a Letter of Credit Action by delivering a written request therefor to Lender, not later than 2:00 p.m. (Tulsa time) on the date which is two (2) Business Days prior to the date of the requested action therefor. Such written request shall specify (a) the name and address of the beneficiary of the Letter of Credit to which such request relates, (b) the date on which the Borrower requires the Lender to issue such Letter of Credit, (c) the expiration date of such Letter of Credit, (d) the face amount of such Letter of Credit and (e) such other matters as shall be appropriate. Unless Lender determines that such Letter of Credit action is contrary to any requirement of law or policies of Lender or does not otherwise conform to the requirements of this Agreement, Lender shall effect such Letter of Credit Action.

                  2.3. Reimbursement of Payments Under Letters of Credit. The Borrower shall reimburse Lender for any payment that Lender makes under a Letter of Credit on or before the date of such payment except to the extent that such payment resulted from the Lender's gross negligence or willful misconduct. In the event that the Lender shall request reimbursement prior to such date of payment under a Letter of Credit, the Borrower shall not be required to deliver to the Lender such reimbursed amount more than three (3) Business Days prior to such date of payment. In the event that the Borrower shall have failed to reimburse the Lender not later than such date of payment, the Borrower shall pay to the Lender interest on the amount required to be reimbursed to the Lender. With respect to any payment made by the Lender under a Letter of Credit and not so reimbursed by the Borrower on or prior to the date of such payment, interest shall accrue thereon per annum at the Prime Rate (as defined below) plus four percent (4%) from the date of such payment to (but not including) the date of reimbursement hereunder and shall be computed based on a 360-day year, actual number of days elapsed. If any payment shall be due on a day that is not a Business Day, such payment shall be due and payable on the next succeeding Business Day and interest shall accrue to such day. "Prime Rate" shall mean a fluctuating interest rate per annum as in effect from time to time, which interest rate per annum shall at all times be equal to the rate of interest announced publicly from time to time (whether or not charged in each instance) by the Lender at its principal office ("Rate Bank"), as its base rate or general reference rate. Each change in the Prime Rate (or any component thereof) shall become effective hereunder without notice to the Borrower (which notice is hereby expressly waived by the Borrower), on the effective date of each such change. Should the Rate Bank abolish or abandon the practice of announcing or publishing a Prime Rate, then the Prime Rate used shall be that interest rate or other general reference rate then in effect at the Rate Bank which, from time to time, in the reasonable judgment of Lender, most effectively approximates the initial definition of the "Prime Rate." The Borrower acknowledges that Lender may, from time to time, extend credit to other borrowers at rates of interest varying from, and having no relationship to, the Prime Rate. The rate of interest payable upon any such unreimbursed payment under a Letter of Credit shall not, however, at any time exceed the maximum rate of interest permitted under the laws of the State of Ohio for loans of the type and character outstanding hereunder.

                  2.4. Voluntary Reduction of Letter of Credit Commitment. At the written request of the Borrower from time to time, the Borrower shall have the right, at its option, to reduce the Letter of Credit Commitment from the then current amount of the Letter of Credit Commitment to an amount not less than $1,000,000.00; provided, however, that (i) the Borrower shall be in compliance with the terms and conditions contained herein and no Default shall have occurred and be continuing, (ii) the Letter of Credit Commitment shall not be reduced to an amount that is less than the Letter of Credit Usage then in effect and (iii) the Letter of Credit Commitment, as so reduced, may not thereafter be increased without the written consent of the Lender. Any such reduction of the Letter of Credit Commitment shall effect a reduction in the liquidity covenant required to be complied with on the part of the Guarantor as contemplated by Section 6.8 hereof.

         3. CONDITIONS PRECEDENT TO LENDER'S OBLIGATION TO ISSUE INITIAL LETTER OF CREDIT. It is expressly agreed that Lender shall not be obligated to issue the initial Letter of Credit hereunder until the date (which must be a Business
Day) on which all of the conditions set forth in Sections 3.1, 3.2 and 3.3 hereof shall have been satisfied, unless waived by Lender at its sole discretion (such date the "Effective Date"); provided that such conditions shall be deemed satisfied if the Lender shall have issued the initial Letter of Credit hereunder except to the extent expressly reserved by the Lender in writing on or prior to the Effective Date; provided, further, that if the Effective Date shall not have occurred by August 31,

2001, the obligation of the Lender hereunder to issue any Letter of Credit, and this Agreement, shall terminate. In the event Lender elects to waive any requirements or conditions contemplated by this Section 3, such waiver shall not preclude Lender from thereafter requiring full and complete performance of all terms, conditions and requirements hereof with regard to the issuance of any subsequent Letter of Credit.

                  3.1. Documents. Lender has received the following original, executed documents:

                           3.1.1. The Guaranty Agreement;

                           3.1.2. Borrower Authority Documents;

                           3.1.3. Guarantor Authority Documents; and

                           3.1.4. Opinion of Borrower's and Guarantor's Counsel.

                  3.2. Representations and Warranties. The representations and warranties set forth under Section 5 hereof shall be true and correct in all material respects on and as of the Effective Date except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

                  3.3. No Default. No Default exists under this Agreement.

         4. FURTHER CONDITIONS PRECEDENT TO LENDER'S OBLIGATION TO ISSUE EACH LETTER OF CREDIT. The obligation of the Lender to issue any Letter of Credit hereunder shall be subject to the fulfillment of the conditions set forth in Sections 4.1 and 4.2 hereof unless waived by the Lender at its sole discretion; provided that such conditions shall be deemed satisfied if the Lender shall have issued such Letter of Credit except to the extent expressly reserved by the Lender in writing on or prior to the date of issuance of such Letter of Credit. In the event the Lender elects to waive any such conditions contemplated by this
Section 4, such waiver shall not preclude Lender from thereafter requiring full and complete performance of all terms, conditions and requirements hereof with regard to the issuance of any subsequent Letter of Credit.

                  4.1. Representations and Warranties. The representations and warranties set forth under Section 5 hereof shall be true and correct in all material respects on and as of the date of the issuance of such Letter of Credit with the effect as if made on such date except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

                  4.2. No Default. No Default exists under this Agreement.

         5. BORROWER REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as of the Effective Date as follows:

                  5.1. Financial Statements. All financial statements heretofore delivered to Lender relating to the Borrower and Guarantor are true and correct in all material respects, have been prepared in accordance with Borrower's and Guarantor's past practices consistently applied, and fairly present (subject to year-end audit adjustments) the financial conditions reflected therein without material changes since the respective dates thereof.

                  5.2. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or involving the validity or enforceability of this Agreement at law or in equity, or before or by any governmental authority, except actions, suits and proceedings fully covered by insurance or for which adequate reserves exist or which, if adversely determined, would not substantially impair the ability of Borrower to pay when due any amounts which may become payable hereunder; and to Borrower's knowledge, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

                  5.3. Other Agreements. The consummation of the transaction contemplated hereby and the performance of this Agreement by Borrower will not result in any breach of, or constitute a default under, any indenture, mortgage, lease, loan or credit agreement or any other material instrument or agreement to which Borrower is a party or by which Borrower may be bound or affected.

                  5.4. No Default. No Default presently exists under this Agreement and no event has occurred and is continuing which, with notice or the passage of time, or both, would constitute a Default under this Agreement.

         6. DEFAULT. The occurrence of any of the following shall constitute a default hereunder:

                  6.1. Draws Not Reimbursed. Nonpayment of any amount required to be reimbursed to Lender by Borrower pursuant to and in accordance with Section 2.3 hereof after the same becomes due or payable for more than ten (10) days following notice thereof from Lender.

                  6.2. Other Nonpayment. Nonpayment when due of any other amount payable to Lender under the terms of this Agreement and Borrower shall have failed to cure such default within thirty (30) days following notice thereof from Lender.

                  6.3. Breach of Covenants. Nonsatisfaction by Borrower in the performance or observance of any covenant contained in this Agreement (other than as provided by Sections 6.1 and 6.2 hereof), following the Cure Period.

                  6.4. Representations and Warranties. Any representation, statement, certificate, schedule or report made or furnished to Lender by Borrower hereunder or pursuant hereto proves to be materially false or materially misleading at the time of the making thereof, or any warranty hereunder ceases to be complied with in any material respect, and Borrower fails to take or cause to be taken corrective measures satisfactory to Lender within fifteen (15) Business Days after receipt of written notice from Lender relating to the particular default.

                  6.5. Insolvency. Borrower or Guarantor shall: (i) apply for or consent to the appointment of a receiver, trustee or a liquidator of Borrower or Guarantor or its or their properties; (ii) admit in writing the inability to pay its or their debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) commence any proceeding relating to the bankruptcy, reorganization, liquidation, receivership, conservatorship, insolvency, readjustment of debt, dissolution or liquidation of Borrower or Guarantor or, if action shall be taken against Borrower or Guarantor for the purpose of effecting any proceeding described in this clause (iv), such proceeding is not dismissed or stayed within sixty (60) calendar days of such proceeding filing date, or (v) becomes insolvent.

                  6.6. Other Loans. Default by the Borrower of any other loan, extension or credit which it may now or hereafter have with Lender after taking into account any applicable cure period.

                  6.7. Leverage Ratio. If the Leverage Ratio during any given rolling twelve month period equals or exceeds 4 to 1.

                  6.8. Guarantor Liquidity. If at any time the then current market value of the Guarantor's Cash Equivalents shall be less than 125% of the Letter of Credit Commitment in effect from time to time hereunder (including as such Letter of Credit Commitment shall be reduced, if at all, from time to time in accordance with Section 2.4 hereof).

         7. REMEDIES. Upon the occurrence and continuance of a Default, Lender may, following a written notice and cure period of sixty (60) days for non-monetary defaults ("Cure Period"), at its option exercise any one (1) or more of the following remedies unless following the expiration of the Cure Period the Default shall have been cured:

                  7.1. Acceleration. Lender (i) may by notice to the Borrower, declare the commitments to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) may (A) by notice to the Borrower, declare the maximum amount available to be drawn under all Letters of Credit then outstanding, together with all other amounts payable under this Agreement, to be forthwith due and payable, whereupon such maximum amount and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Letter of Credit Commitment shall automatically be terminated and (y) such maximum amount and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower, or (iii) may, by notice to Borrower, reduce the Letter of Credit Commitment.

                  7.2. Deposits; Setoff. Set off, regardless of the adequacy of any other collateral, any deposits or other sums due from Lender to Borrower against any and all liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of Borrower to Lender under this Agreement. Such sums shall at all times constitute collateral security for all indebtedness and obligations of Borrower to Lender under this Agreement. The rights granted by this Section 7.2 shall be in addition to the rights of Lender under any statutory and case authority of the State of Ohio.

                  7.3. Selective Enforcement. In the event Lender shall elect to selectively and successively enforce its rights, such action shall not be deemed a waiver or discharge of any other lien, encumbrance or security instrument securing payment of the amounts owing hereunder until such time as Lender shall have been paid in full all sums outstanding hereunder.

                  7.4. Waiver of Default. Lender may, at its option, by an instrument in writing signed by Lender, waive any Default which shall have occurred and any consequences of such Default and, in such event, Borrower and Lender shall be restored to their former respective rights and obligations hereunder. Any Default so waived shall, for purposes of this Agreement, be deemed to have been cured and not to be continuing; but no such waiver shall extend to any subsequent or other Default or impair any consequence of such subsequent or other Default or any of Lender's rights relating thereto.

                  7.5. Cumulative Remedies. The remedies herein provided shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested in Lender in law or equity, all of which rights and remedies are specifically reserved by Lender. The remedies herein provided or otherwise available to Lender shall be cumulative and may be exercised concurrently. The failure to exercise any of the remedies herein provided shall not constitute a waiver thereof, nor shall use of any of the remedies hereby provided prevent the subsequent or concurrent resort to any other remedy or remedies which by this Agreement or by law or equity shall be vested in Lender.

         8. GENERAL CONDITIONS. The following conditions shall be applicable throughout the term of this Agreement:

                  8.1. Notices. All notices, consents, waivers, and other communications required or permitted to be given under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                  To Borrower:

                  Alliance Resource Partners, L.P.
                  c/o Alliance Resource Management GP, LLC
                  1717 South Boulder Avenue, Suite 600
                  Tulsa, Oklahoma 74119
                  Attn: Cary Marshall, Director, Corporate Finance
                  Telefax: (918) 295-7357

                  with a copy to:

                  Alliance Resource Partners, L.P.
                  c/o Alliance Resource Management GP, LLC
                  1717 South Boulder Avenue
                  Tulsa, Oklahoma 74119
                  Attn: Thomas L. Pearson, Senior Vice President - Law and Administration, General Counsel and Secretary
                  Telefax: (918) 295-7361

                  and to:

                  Katten Muchin Zavis
                  1025 Thomas Jefferson Street, NW
                  East Lobby, Suite 700
                  Washington, DC 20007
                  Attn:  Steven C. Schnitzer, Esq.
                  Telefax: (202) 298-7570

                  To Lender:

                  Fifth Third Bank
                  38 Fountain Square Plaza
                  Cincinnati, Ohio   45263
                  Attn: Marie B. Magnin
                  Telefax: (513) 744-6757


         or at such other address of which it shall have notified the party giving such notice in writing. Notices to in-house counsel or outside counsel of a party hereto shall not constitute sufficient notice to such party.

                  8.2. Amendment; Waiver. This Agreement may not be amended, modified, waived, discharged or terminated in any way, except by an instrument in writing executed by the part against who enforcement of such amendment, modification, waiver, discharge or termination shall be sought. In the event of a waiver of Default by Lender, such specific Default shall be deemed to have been cured and not continuing, but no such waiver shall extend to any subsequent or other Default or impair any consequence of such subsequent or other Default.

                  8.3. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Ohio, and shall be construed by and governed in accordance with the laws (including the Uniform Commercial Code) of the State of Ohio, without giving effect to principles of conflicts of laws. This Agreement shall be supplemented by the Uniform Customs and Practices for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the "UCP") to the extent the provisions of the UCP are not inconsistent with the terms hereof or the laws of the State of Ohio. Any Letter of Credit issued pursuant hereto shall be governed by the laws of such jurisdiction and the UCP to the extent provided therein.

                  8.4. Entire Agreement. This Agreement, any Letter of Credit Application executed in connection herewith, and the other instruments, statements or documents described herein constitute the entire agreement between Borrower and Lender with respect to the subject matter hereof, with any and all prior agreements and understandings being merged herein.

                  8.5. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns; provided, however, that, without the consent of the Borrower, the Lender shall not transfer or assign any of its rights or obligations hereunder or all or any part of its Letter of Credit Commitment or any Advance except to another commercial bank organized under the laws of the United States having a combined capital and surplus and retained earnings of not less than $500,000,000.

                  8.6. Severability. Should any clause or provision of this Agreement or any instrument, document or agreement provided by Borrower to Lender hereunder be invalid or void for any reason, such invalid or void clause shall not adversely affect the remainder of this Agreement or any such instrument, document or agreement, and such remainder shall remain in full force and effect.

                  8.7. Costs. Borrower shall pay all reasonable costs and expenses (including reasonable legal fees of its outside attorneys) incurred by Lender in connection with the negotiation and documentation of the transactions contemplated hereby and the performance and enforcement of the terms hereof.

         9. AFFIRMATIVE COVENANTS. So long as Lender shall have any commitment to issue any Letter of Credit under this Agreement or any Letter of Credit which has not been fully cash collateralized remains outstanding, Borrower will comply with the following:

                  9.1. Maintenance of Existence. Preserve and maintain its limited partnership existence and good standing under the laws of the State of Delaware and remain in good standing as a foreign limited partnership in the State of Oklahoma.

                  9.2. Maintenance of Records. Keep adequate records and books of account.

                  9.3. Compliance with Laws. Comply in all material respects with all laws, rules, regulations and orders applicable to Borrower, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, subject to the right to contest if adequate reserves are established.

                  9.4. Notice of Litigation. Promptly after the commencement and notice thereof, Borrower shall deliver to Lender notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower which, if determined adversely to Borrower, could have a material adverse effect on the financial condition, properties or operations of Borrower and its Subsidiaries, taken as a whole.

                  9.5. Notice of Defaults. As soon as possible and in any event within five (5) days after becoming aware of the occurrence of each Default, a written notice setting forth the details of such Default and the action which is proposed to be taken by Borrower with respect thereto.

                  9.6. General Information. Such other information respecting the condition or operations, financial or otherwise, of Borrower as Lender may from time to time reasonably request; provided, however, that so long as the Lender shall be receiving copies of all proxy statements, financial statements and reports that the Borrower sends to its unitholders, partners or members, and copies of all regular, periodic and special reports, and all registration statements, that the Borrower files with the Securities and Exchange Commission of the United States or any governmental authority that may be substituted therefor, or with any national securities exchange, in each case promptly after the sending or filing thereof, the Borrower shall have no obligation to deliver any other financial statements to the Lender hereunder. In addition, the Borrower shall deliver to the Lender, as soon as available but within 60 days following the end of each of the initial three quarters of the Borrower's fiscal year and within 120 days following the end of the Borrower's fiscal year, a statement demonstrating and computing compliance by the Borrower with the covenant required to be maintained by the Borrower pursuant to Section
         6.7 (Leverage Ratio) hereof for the period then ended, together with a certificate of the Chief Financial Officer or Treasurer of the General Partner to the effect that the information contained therein is true and accurate as of the date of such certificate.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Loan Agreement as of the day and year first above written.

                                   "Borrower"

                                   ALLIANCE RESOURCE PARTNERS, L.P.,
                                   a limited partnership

                                   By:  ALLIANCE RESOURCE MANAGEMENT GP,
                                        LLC, the managing general partner


                                        By        /s/ Michael L. Greenwood
                                          ______________________________________
                                           Name:  Michael L. Greenwood,
                                           Title: Senior Vice President - Chief
                                                  Financial Officer and
                                                  Treasurer


                                    "Lender"

                                    FIFTH THIRD BANK


                                    By       /s/ Kevin C.M. Jones
                                      __________________________________________
                                       Name:     Kevin C.M. Jones
                                       Title:    Vice President

                                 Schedule "1.5"

                         (Borrower Authority Documents)

                                 Schedule "1.21"

                         (Guarantor Authority Documents)

                                 Schedule "1.22"

                              (Guaranty Agreement)

                                 Schedule "1.31"

                 (Opinion of Borrower's and Guarantor's Counsel)